Exhibit 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com
Organic Growth Continues for TD Ameritrade
Net New Client Assets of $8 billion, 8% annualized growth rate
Trades Per Day of 370,000
June Quarter Earnings per Share of $0.27
OMAHA, Neb., July 19, 2011 — TD Ameritrade Holding Corporation (NASDAQ: AMTD) has released results for the third quarter of fiscal 2011. The Company continues to execute on its organic growth strategy, delivering strong net new client asset growth while returning 80 percent of its net income to shareholders through its stock repurchases and quarterly dividend.
The Company’s results for the quarter ended June 30, 2011 include the following (year-over-year comparisons):(1)
•	Net income of $157 million, or $0.27 per diluted share, including a $0.02 per share impact of technology-related asset write-offs

•	Net new client assets of $7.9 billion, an annualized growth rate of 8 percent of beginning client assets

•	Average client trades per day of approximately 370,000, a decrease of 11 percent

•	Net revenues of $685 million, 54 percent of which were asset-based

•	Operating income of $263 million, or 38 percent of net revenues

•	Pre-tax income of $254 million, or 37 percent of net revenues

•	EBITDA of $302 million, or 44 percent of net revenues(2)

•	Record interest rate sensitive assets of $74 billion, an increase of 16 percent(3)

•	Client assets of approximately $414 billion, an increase of 28 percent
“Despite the economic uncertainty and what looks to be a seasonally slow summer, we delivered solid growth in net new assets and asset-based revenues. Year-to-date, we have gathered $29.1 billion in net new assets, an annualized growth rate of 11 percent,” said Fred Tomczyk, president and chief executive officer. “Our strong financial position enabled us to buy back close to five million shares, or one percent of our outstanding common stock. And, when that is combined with our quarterly dividend, we returned 80 percent of our quarterly net income to shareholders. We remain focused on initiatives that will drive client engagement and fuel organic growth.”
“TD Ameritrade continues to deliver solid organic growth. Interest rate-sensitive balances reached a record high, including insured deposit account assets that have nearly doubled over the past two years and now exceed $50 billion,” said Bill Gerber, executive vice president and chief financial officer. “Despite the continued near-zero interest rate environment, our net interest margin has remained relatively stable over the last four quarters. The strong growth in balances is resulting in solid asset-based revenues and positions us well for when interest rates begin to rise.”
Stock Repurchases
During the third quarter of fiscal 2011, TD Ameritrade repurchased 4.8 million shares of its common stock at an average price of $20.24 per share, for approximately $97 million. Year-to-date, the Company has used $191 million to repurchase 10 million shares at an average price of $19.05 per share. It has 20 million shares remaining on its existing stock repurchase authorization.
Quarterly Dividend
The Company also announced that it has declared a $0.05 per share quarterly cash dividend, which is payable on Aug. 16, 2011 to all holders of record of common stock as of Aug. 2, 2011.
Industry Recognition
TD Ameritrade, Inc., a TD Ameritrade Holding Corporation brokerage subsidiary, earned the highest possible rating — 5 stars — for “Customer Service,” “Trading Tools” and “Mutual Funds & Investment Products” in SmartMoney Magazine’s 2011 review of discount brokers. In the June 2011 issue of SmartMoney, writers praised the Company for its breadth of research, investment options, mobile apps — including two for the iPad — and highlighted it as a top firm for exceptional customer service. The Company was also named winner in the category of “Education Materials” in SmartMoney’s search for the best brokers for foreign exchange traders, an online extension of the publication’s 2011 broker rankings.*
Company Hosts Conference Call
TD Ameritrade will host its June Quarter conference call this morning, July 19, 2011, at 7:30 a.m. CDT. Participants may listen to the call by dialing 877-881-2595. Interested parties may listen to a replay of the call by dialing 800-642-1687 and the passcode 64265381. The Company will Webcast the conference live at www.amtd.com and will make all accompanying materials available for participants to print prior to the call.
AMTD-E
About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NASDAQ: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 36 years. An official sponsor of the 2012 U.S. Olympic Team, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit the TD Ameritrade newsroom or www.amtd.com for more information.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, benefits of the thinkorswim acquisition, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, ability to realize the expected benefits from the thinkorswim acquisition, new laws and regulations effecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 19, 2010 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

[1]	Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

[2]	See attached reconciliation of non-GAAP financial measures.

[3]	Interest rate sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of June 30, 2011.
Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

*	TD Ameritrade ranked #2 of 10 Discount (Online) Brokers in SmartMoney Magazine’s Annual Broker Survey in the publication’s June 2011 issue. TD Ameritrade was also awarded a five-star rating (the highest available) in the Mutual Fund and Investment Products category along with two other firms, a five-star rating in the Trading Tools category along with two other firms, and a five-star rating in the Customer Service category along with one other firm. TD Ameritrade was also named winner in the category of Education Materials in SmartMoney’s search for the best brokers for foreign exchange traders, an online extension of the publication’s 2011 broker rankings. SmartMoney is a registered trademark of Dow Jones & Company, Inc.
iPad is a registered trademark of Apple Inc.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$281,591	$338,320	$333,081	$912,607	$943,740

Asset-based revenues:
Interest revenue	132,334	122,804	112,804	371,959	315,457
Brokerage interest expense	(1,052)	(1,237)	(1,422)	(3,581)	(4,694)

Net interest revenue	131,282	121,567	111,382	368,378	310,763

Insured deposit account fees	196,817	187,471	180,075	562,759	505,370
Investment product fees	43,938	40,440	33,194	125,075	92,964

Total asset-based revenues	372,037	349,478	324,651	1,056,212	909,097

Other revenues	31,154	30,430	34,072	90,382	99,019

Net revenues	684,782	718,228	691,804	2,059,201	1,951,856

Operating expenses:
Employee compensation and benefits	168,564	169,662	156,251	500,632	467,767
Clearing and execution costs	22,648	25,119	22,387	71,566	68,422
Communications	27,057	27,811	27,030	81,782	76,329
Occupancy and equipment costs	36,318	33,153	35,452	104,663	104,184
Depreciation and amortization	16,914	16,579	14,499	49,629	41,573
Amortization of acquired intangible assets	24,083	24,073	25,119	72,747	75,722
Professional services	42,882	40,059	31,998	123,257	97,170
Advertising	48,109	81,400	51,596	204,092	188,359
Gains on money market funds and client guarantees	—	—	(9,209)	—	(11,145)
Other	35,668	17,456	36,420	71,291	75,347

Total operating expenses	422,243	435,312	391,543	1,279,659	1,183,728

Operating income	262,539	282,916	300,261	779,542	768,128

Other expense:
Interest on borrowings	6,916	7,486	11,197	25,227	33,764
Loss on debt refinancing	1,435	—	—	1,435	8,392

Total other expense	8,351	7,486	11,197	26,662	42,156

Pre-tax income	254,188	275,430	289,064	752,880	725,972

Provision for income taxes	96,793	103,762	109,625	278,778	247,743

Net income	$157,395	$171,668	$179,439	$474,102	$478,229

Earnings per share — basic	$0.28	$0.30	$0.31	$0.83	$0.81
Earnings per share — diluted	$0.27	$0.30	$0.30	$0.82	$0.80

Weighted average shares outstanding — basic	570,287	573,305	587,086	573,034	588,176
Weighted average shares outstanding — diluted	576,784	579,459	593,647	579,168	595,221

Dividends declared per share	$0.05	$0.05	$—	$0.15	$—

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	June 30, 2011	Sept. 30, 2010
Assets:
Cash and cash equivalents	$1,323,646	$741,492
Short-term investments	3,540	3,592
Segregated cash and investments	377,260	994,026
Broker/dealer receivables	1,033,020	1,207,723
Client receivables	8,714,661	7,393,855
Goodwill and intangible assets	3,515,710	3,591,272
Other	722,767	794,958

Total assets	$15,690,604	$14,726,918

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$2,083,014	$1,934,315
Client payables	7,269,012	6,810,391
Long-term debt	1,290,467	1,302,269
Other	873,039	908,064

Total liabilities	11,515,532	10,955,039

Stockholders’ equity	4,175,072	3,771,879

Total liabilities and stockholders’ equity	$15,690,604	$14,726,918

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Key Metrics:
Net new assets (in billions)	$7.9	$11.5	$8.9	$29.1	$27.9
Net new asset growth rate (annualized)	8%	12%	10%	11%	12%
Average client trades per day	369,716	439,158	413,461	393,297	390,369

Profitability Metrics:
Operating margin	38.3%	39.4%	43.4%	37.9%	39.4%
Pre-tax margin	37.1%	38.3%	41.8%	36.6%	37.2%
Return on client assets (annualized)	0.24%	0.28%	0.34%	0.25%	0.30%
Return on average stockholders’ equity (annualized)	15.1%	16.8%	18.4%	15.7%	16.9%
EBITDA(1) as a percentage of net revenues	44.1%	45.1%	49.1%	43.7%	44.9%

Debt and Liquidity Metrics:
Interest on borrowings (in millions)	$6.9	$7.5	$11.2	$25.2	$33.8
Average debt outstanding (in billions)	$1.3	$1.3	$1.3	$1.3	$1.3
Leverage ratio (average debt/annualized EBITDA(1))	1.0	1.0	0.9	1.1	1.1
Interest coverage ratio (EBITDA(1)/interest on borrowings)	43.7	43.2	30.4	35.7	26.0
Liquid assets — management target(1) (in billions)	$0.8	$0.8	$0.7	$0.8	$0.7
Liquid assets — regulatory threshold(1) (in billions)	$1.4	$1.3	$1.2	$1.4	$1.2
Cash and cash equivalents (in billions)	$1.3	$1.1	$0.7	$1.3	$0.7

Transaction-Based Revenue Metrics:
Total trades (in millions)	23.3	27.2	26.0	74.1	73.0
Average commissions and transaction fees per trade(2)	$12.08	$12.42	$12.79	$12.30	$12.93
Average client trades per total account (annualized)	11.4	13.7	13.2	12.3	12.7
Average client trades per funded account (annualized)	16.7	20.1	19.2	18.0	18.3
Activity rate — total accounts	4.5%	5.4%	5.3%	4.9%	5.0%
Activity rate — funded accounts	6.6%	8.0%	7.6%	7.1%	7.3%
Trading days	63.0	62.0	63.0	188.5	187.0

Spread-Based Asset Metrics:
Average interest-earning assets (excluding conduit business) (in billions)	$14.0	$13.6	$12.6	$13.5	$13.7
Average insured deposit account balances (in billions)	48.6	46.8	41.8	46.7	37.9

Average spread-based balance (in billions)	$62.6	$60.4	$54.4	$60.2	$51.6

Net interest revenue (excluding conduit business) (in millions)	$131.2	$121.5	$111.2	$368.1	$310.2
Insured deposit account fee revenue (in millions)	196.8	187.5	180.1	562.8	505.4

Spread-based revenue (in millions)	$328.0	$309.0	$291.3	$930.9	$815.6

Avg. annualized yield — interest-earning assets (excluding conduit business)	3.70%	3.56%	3.50%	3.58%	2.99%
Avg. annualized yield — insured deposit account fees	1.60%	1.60%	1.70%	1.59%	1.76%
Net interest margin (NIM)	2.07%	2.04%	2.12%	2.04%	2.09%

Interest days	91	90	91	273	273

Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$8.8	$8.8	$9.1	$8.8	$10.2
Average annualized yield	0.06%	0.10%	0.10%	0.11%	0.08%

Fee revenue (in millions)	$1.4	$2.3	$2.3	$7.3	$6.3

Other fee-based investment balances:
Average balance (in billions)	$73.2	$69.5	$53.3	$68.8	$50.0
Average annualized yield	0.23%	0.22%	0.23%	0.23%	0.23%

Fee revenue (in millions)	$42.5	$38.1	$30.9	$117.8	$86.7

Average fee-based investment balances (in billions)	$82.0	$78.3	$62.4	$77.6	$60.1
Average annualized yield	0.21%	0.21%	0.21%	0.21%	0.20%

Investment product fee revenue (in millions)	$43.9	$40.4	$33.2	$125.1	$93.0

Client Account and Client Asset Metrics:
Total accounts (beginning of period)	8,138,000	8,037,000	7,788,000	7,946,000	7,563,000
New accounts opened	154,000	176,000	175,000	495,000	542,000
Accounts closed	(76,000)	(75,000)	(73,000)	(225,000)	(215,000)

Total accounts (end of period)	8,216,000	8,138,000	7,890,000	8,216,000	7,890,000

Percentage change during period	1%	1%	1%	3%	4%

Funded accounts (beginning of period)	5,547,000	5,491,000	5,379,000	5,455,000	5,279,000
Funded accounts (end of period)	5,592,000	5,547,000	5,440,000	5,592,000	5,440,000
Percentage change during period	1%	1%	1%	3%	3%

Client assets (beginning of period, in billions)	$412.3	$386.4	$341.5	$354.8	$302.0
Client assets (end of period, in billions)	$413.7	$412.3	$323.8	$413.7	$323.8
Percentage change during period	0%	7%	(5%)	17%	7%

(1)	See attached reconciliation of non-GAAP financial measures.

(2)	Average commissions and transaction fees per trade excludes thinkorswim active trader and TD Waterhouse UK businesses.
NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net Interest Revenue (excluding Conduit Business):
Segregated cash:
Average balance (in billions)	$2.9	$3.0	$3.4	$3.0	$5.3
Average annualized yield	0.05%	0.10%	0.13%	0.09%	0.13%

Interest revenue (in millions)	$0.4	$0.7	$1.1	$2.2	$5.2

Client margin balances:
Average balance (in billions)	$9.4	$8.9	$7.5	$8.8	$6.8
Average annualized yield	4.32%	4.42%	4.68%	4.40%	4.71%

Interest revenue (in millions)	$103.4	$99.1	$89.1	$295.2	$242.1

Securities borrowing/lending (excluding conduit business):
Average securities borrowing balance (in billions)	$0.5	$0.5	$0.5	$0.5	$0.5
Average securities lending balance (in billions)	$1.8	$1.6	$1.8	$1.7	$1.7

Interest revenue (in millions)	$28.1	$22.6	$21.7	$73.0	$65.6
Interest expense (in millions)	(0.4)	(0.8)	(0.6)	(1.8)	(1.5)

Net interest revenue — securities borrowing/lending (excluding conduit business) (in millions)	$27.7	$21.8	$21.1	$71.2	$64.1

Other cash and interest-earning investments:
Average balance (in billions)	$1.2	$1.2	$1.2	$1.2	$1.1
Average annualized yield	0.06%	0.09%	0.17%	0.10%	0.15%

Interest revenue — net (in millions)	$0.1	$0.3	$0.5	$0.8	$1.2

Client credit balances:
Average balance (in billions)	$8.7	$8.5	$7.7	$8.4	$8.9
Average annualized cost	0.02%	0.02%	0.03%	0.02%	0.04%

Interest expense (in millions)	$(0.4)	$(0.4)	$(0.6)	$(1.3)	$(2.4)

Average interest-earning assets (excluding conduit business) (in billions)	$14.0	$13.6	$12.6	$13.5	$13.7
Average annualized yield (excluding conduit business)	3.70%	3.56%	3.50%	3.58%	2.99%

Net interest revenue (excluding conduit business) (in millions)	$131.2	$121.5	$111.2	$368.1	$310.2

Conduit Business:
Average balance (in billions)	$0.3	$0.3	$0.5	$0.3	$0.5

Securities borrowing — conduit business:
Average annualized yield	0.31%	0.24%	0.35%	0.28%	0.34%

Interest revenue (in millions)	$0.3	$0.2	$0.4	$0.7	$1.4

Securities lending — conduit business:
Average annualized cost	0.25%	0.16%	0.20%	0.18%	0.20%

Interest expense (in millions)	$(0.2)	$(0.1)	$(0.2)	$(0.4)	$(0.8)

Average interest-earning assets — conduit business (in billions)	$0.3	$0.3	$0.5	$0.3	$0.5
Average annualized yield — conduit business	0.06%	0.08%	0.16%	0.10%	0.14%

Net interest revenue — conduit business (in millions)	$0.1	$0.1	$0.2	$0.3	$0.6

Net Interest Revenue (total):
Average interest-earning assets (excluding conduit business) (in billions)	$14.0	$13.6	$12.6	$13.5	$13.7
Average interest-earning assets — conduit business (in billions)	0.3	0.3	0.5	0.3	0.5

Average interest-earning assets — total (in billions)	$14.3	$13.9	$13.1	$13.8	$14.2

Average annualized yield — total	3.62%	3.49%	3.38%	3.50%	2.88%

Net interest revenue (excluding conduit business) (in millions)	$131.2	$121.5	$111.2	$368.1	$310.2
Net interest revenue — conduit business (in millions)	0.1	0.1	0.2	0.3	0.6

Net interest revenue — total (in millions)	$131.3	$121.6	$111.4	$368.4	$310.8

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended						Nine Months Ended
	June 30, 2011		Mar. 31, 2011		June 30, 2010		June 30, 2011		June 30, 2010
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$302,101	44.1%	$323,568	45.1%	$339,879	49.1%	$900,483	43.7%	$877,031	44.9%
Less:
Depreciation and amortization	(16,914)	(2.5%)	(16,579)	(2.3%)	(14,499)	(2.1%)	(49,629)	(2.4%)	(41,573)	(2.1%)
Amortization of acquired intangible assets	(24,083)	(3.5%)	(24,073)	(3.4%)	(25,119)	(3.6%)	(72,747)	(3.5%)	(75,722)	(3.9%)
Interest on borrowings	(6,916)	(1.0%)	(7,486)	(1.0%)	(11,197)	(1.6%)	(25,227)	(1.2%)	(33,764)	(1.7%)
Provision for income taxes	(96,793)	(14.1%)	(103,762)	(14.4%)	(109,625)	(15.8%)	(278,778)	(13.5%)	(247,743)	(12.7%)

Net income	$157,395	23.0%	$171,668	23.9%	$179,439	25.9%	$474,102	23.0%	$478,229	24.5%

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Liquid Assets — Management Target (2)
Liquid assets — management target	$801,535	$750,552	$759,970	$561,361	$660,775
Plus: Broker-dealer cash and cash equivalents	982,768	626,725	459,728	426,618	510,593
Trust company cash and cash equivalents	38,887	70,701	60,632	50,937	51,488
Investment advisory cash and cash equivalents	41,184	36,964	32,178	28,944	26,946

Less: Corporate short-term investments	—	—	—	—	(739)
Excess broker-dealer regulatory net capital	(540,728)	(403,804)	(419,125)	(326,368)	(532,600)

Cash and cash equivalents	$1,323,646	$1,081,138	$893,383	$741,492	$716,463

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Liquid Assets — Regulatory Threshold (2)
Liquid assets — regulatory threshold	$1,350,737	$1,336,533	$1,293,100	$1,076,256	$1,157,356
Plus: Broker-dealer cash and cash equivalents	982,768	626,725	459,728	426,618	510,593
Trust company cash and cash equivalents	38,887	70,701	60,632	50,937	51,488
Investment advisory cash and cash equivalents	41,184	36,964	32,178	28,944	26,946

Less: Corporate short-term investments	—	—	—	—	(739)
Excess trust company Tier 1 capital	(8,410)	(9,379)	(12,039)	(12,284)	(12,637)
Excess broker-dealer regulatory net capital	(1,081,520)	(980,406)	(940,216)	(828,979)	(1,016,544)

Cash and cash equivalents	$1,323,646	$1,081,138	$893,383	$741,492	$716,463

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company’s senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)	Our liquid assets metrics are considered non-GAAP financial measures as defined by SEC Regulation G. We include the excess capital of our broker-dealer and trust company subsidiaries in the calculation of our liquid assets metrics, rather than simply including broker-dealer and trust company cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer and trust company subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer and trust company subsidiaries to the parent company. We consider our liquid assets metrics to be important measures of our liquidity and of our ability to fund corporate investing and financing activities. The liquid assets metrics should be considered as supplemental measures of liquidity, rather than as substitutes for cash and cash equivalents.

We define liquid assets — management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). We consider liquid assets — management target to be a measure that reflects our liquidity that would be readily available for corporate investing or financing activities under normal operating circumstances.

We define liquid assets — regulatory threshold as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments, (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 5% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of 120% of the minimum dollar net capital requirement or in excess of 8 1/3% of aggregate indebtedness and (d) Tier 1 capital of our trust company in excess of the minimum dollar requirement. We consider liquid assets — regulatory threshold to be a measure that reflects our liquidity that would be available for corporate investing or financing activities under unusual operating circumstances.